UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 18, 2015

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the Board of Directors (the “Board”) of Immune Design Corp. (the “Company”) elected Lewis W. Coleman to serve as a Class II director of the Company, filling a vacancy created by the increase in the size of the Board from seven to eight members. As a Class II director, Mr. Coleman will serve on the Board until he stands for re-election at the annual meeting of stockholders of the Company to be held in 2016, or until his successor is elected and qualified. As a result of Mr. Coleman’s appointment, the number of Class II directors has increased from two to three members. Mr. Coleman has also been appointed as a member of the audit committee of the Board (the “Audit Committee”). There is no arrangement or understanding pursuant to which Mr. Coleman was elected as a director and there are no related party transactions between the Company and Mr. Coleman.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), the Company will pay Mr. Coleman a pro rata portion of the annual retainer of $35,000 for his service on the Board and a pro rata portion of the annual retainer of $8,000 for his service on the Audit Committee. All amounts will be paid in quarterly installments. The Company will also reimburse Mr. Coleman for his travel expenses incurred in connection with his attendance at Board and committee meetings. In accordance with the Policy, as a newly appointed non-employee director, Mr. Coleman received an initial stock option award to purchase 23,300 shares of the Company’s common stock (the “Option”). Subject to Mr. Coleman’s continued service on the Board, the Option will vest as follows: one-third (1/3) of the shares will vest on the first anniversary of the grant date, and 1/24 of the remaining shares will vest monthly thereafter. Thereafter, in accordance with the Policy, Mr. Coleman will be eligible to receive an annual stock option award to purchase 9,300 shares of the Company’s common stock, which will vest in its entirety on the one-year anniversary of the grant date, subject to Mr. Coleman’s continued service on the Board.

Item 8.01.	Other Events.

On March 19, 2015, the Company issued a press release announcing the election of Mr. Coleman to the Board, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By: /s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: March 19, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 19, 2015.